CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report dated January 28, 2000 and to all references to our firm included in or made a part of this Pre-Effective Amendment Number 2 to the Investa Management Co., Inc.'s Registration Statement on Form N-1A (File No. 333-81147), including the references to our firm under the heading "Counsel and Independent Auditors" in the Prospectus and the headings "Counsel and Independent Auditors" and "Financial Statements" in the Statement of Additional Information.



McCurdy & Associates CPA's, Inc.
Westlake, Ohio
January 28, 2000